UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2025

UWM Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)
(800) 981-8898
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	UWMCWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference. The press release and investor presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are hereby furnished with this Current Report on Form 8-K.

Item 8.01 Other Events.

On December 17, 2025, UWM Holdings Corporation (“UWMC”) and Two Harbors Investment Corp. (“Two Harbors”) announced that they have entered into a definitive merger agreement for UWMC to acquire all of the outstanding shares of Two Harbors common stock in an all-stock transaction (the “Acquisition”). In connection with the proposed Acquisition, UWMC will acquire TWO in an all-stock transaction for $1.3 billion in equity value. Two Harbors common stockholders will exchange each share of Two Harbors common stock for 2.3328 shares of newly issued UWMC Class A common stock and cash payable in lieu of fractional shares. In addition, Two Harbors preferred stockholders will exchange each share of Two Harbors 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock and 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock for one share of newly issued UWMC Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, with the same terms. The transaction will materially increase UWMC’s public float to approximately 513 million shares, or $2.6 billion based on the price of UWMC common stock on December 16, 2025, representing a 93% increase from UWMC’s current float. Upon completion of the transaction, UWMC stockholders will own approximately 87% of the equity on a pro forma fully diluted basis, while TWO stockholders will own approximately 13%. The Board of UWMC is expected to expand to eleven directors through the addition of one additional director designated by TWO. The transaction has been unanimously approved by the Boards of Directors of both UWMC and TWO. The transaction is expected to close in the second quarter of 2026, subject to approval of TWO’s stockholders and the satisfaction of other closing conditions, including customary regulatory approvals.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated December 17, 2025.

99.2	Investor Presentation, dated December 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWM HOLDINGS CORPORATION

By:	/s/ Rami Hasani
Name:	Rami Hasani
Title:	Executive Vice President, Chief Financial Officer

Date: December 17, 2025